UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2015

BIOHITECH GLOBAL, INC.

(formerly known as Swift Start Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-192151	46-233496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Tel: 212-541-6222

Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2015, BioHiTech Global, Inc. (the “Company”) entered into Note Conversion Agreements (the “Agreements”) with nine (9) of its unsecured and convertible noteholders (the “Holders”) whereby the Holders converted an aggregate of $2,378,990.47 of principal and accrued interest into 679,712 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion rate of $3.50 per share. The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, effective November 1, 2015, the Company entered into an Investor Relations Consulting Agreement with MZHCI, LLC (“MZ”) whereby MZ will provide the Company with financial and public relations consulting services for a term of 12 months in consideration for a monthly payment of $8,500 per month (deferred until the Company raises at least $2,500,000 in financing) and 50,000 shares of Common Stock.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investor; the Company obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 2, 2015, the Company’s Board of Directors appointed Brian C. Essman as the Company’s Chief Financial Officer.

Brian C. Essman, 57, Chief Financial Officer. Prior to his appointment as Chief Financial Officer, and from 1997 through 2014, Mr. Essman held various C level positions with Data Communiqué, Inc. a Havas company located in New York City where he most recently held the position of Chief Executive Officer. As CEO, he assumed overall leadership, including strategy and tactics based on market, competitive and cost analysis, of Data Communiqué, which resulted in a comprehensive restructuring of the company and its business. Prior thereto and from 2004 to 2007, Mr. Essman was Data Communiqué’s Chief Operating Officer / Chief Financial Officer and from 1997 to 2004 was the Chief Financial Officer where he was responsible for financial planning and analysis, budgets, forecasts, modeling, variance analysis, data and analysis and analytics. Mr. Essman also managed and participated in the establishment, evaluation, reengineering, automation and enhancement of internal controls and standard operating procedures and Sarbanes-Oxley compliance. Prior thereto, Mr. Essman was the Chief Financial Officer at a Fidelity Investments Private Equity operating company and a Senior Manager and CPA at PricewaterhouseCoopers. Mr. Essman graduated with a BS in Accounting with High Honors from Boston College’s School of Management. Due to Mr. Essman’s extensive experience as a senior financial executive with a depth and breadth of functional and industry experiences, the Company’s Board of Directors concluded Mr. Essman was qualified to serve as the Company’s Chief Financial Officer.

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The Company and Mr. Essman agreed Mr. Essman would serve as Chief Financial Officer at an annual salary of $210,000, a grant of 82,500 non-qualified stock options, and be eligible for a performance bonus up to 35% of base annual salary. Mr. Essman will also receive customary benefits including health, life and disability insurance benefits, and vacation days.

On November 3, 2015, the Company issued a press release announcing the appointment of Brian Essman as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Note Conversion Agreement.
99.1	Press Release dated November 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015	BIOHITECH GLOBAL, INC.

	By:	/s/ Frank E. Celli
Name: Frank E. Celli
Title: Chief Executive Officer

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